                                                                   EXHIBIT 3.32

                            UNITED STATES OF AMERICA

                               STATE OF LOUISIANA

                                    DUPLICATE
                                 PAUL J. HARDY
                               SECRETARY OF STATE

   AS SECRETARY OF STATE, OF THE STATE OF LOUISIANA, I DO HEREBY CERTIFY THAT

         a copy of the Articles of Incorporation and Initial Report of

                            SEAFARER OPERATORS, INC.,

     Domiciled at Lafayette, Louisiana, Parish of Lafayette,

     A corporation organized under the provisions of R. S. 1950, Title 12, Chapter 1, as amended,

     By Act before a Notary Public in and for the Parish of Orleans, State of Louisiana, on May 13, 1976, the date when corporate existence began,

     Was filed and recorded in this Office on May 14, 1976, in the Record of Charters Book 314,

     And the incorporation tax and all other fees having been paid as required by law, the corporation is authorized to transact business in this State, subject to the restrictions imposed by law, including the provisions of R.S. 1950, Title 12, Chapter 1, as amended.


IN TESTIMONY WHEREOF, I HAVE HEREUNTO SET
MY HAND AND CAUSED THE SEAL OF MY OFFICE
TO BE AFFIXED AT THE CITY OF BATON ROUGE ON,

May 14, 1976.




/s/ PAUL J. HARDY
SECRETARY OF STATE                                                       [SEAL]

                            UNITED STATES OF AMERICA

                               STATE OF LOUISIANA

                                 PAUL J. HARDY
                               SECRETARY OF STATE

AS SECRETARY OF STATE, OF THE STATE OF LOUISIANA, I DO HEREBY CERTIFY THAT


     the annexed and following is a True and Correct copy of the Articles of Incorporation and Initial Report of

                           SEAFARER OPERATORS, INC.,

     A Louisiana corporation domiciled at Lafayette,

     As shown by comparison with documents filed and recorded in this Office on May 14,1976.




IN TESTIMONY WHEREOF, I HAVE HEREUNTO SET
MY HAND AND COUNSEL THE SEAL OF MY OFFICE
TO BE AFFIXED AT THE CITY OF BATON ROUGE ON,

December 14, 1979


/s/ PAUL J. HARDY
SECRETARY OF STATE                                                       [SEAL]

                         ARTICLES OF INCORPORATION OF

                           SEAFARER OPERATORS, INC.


STATE OF LOUISIANA       :

PARISH OF ORLEANS        :


         BE IT KNOWN, on this 13th day of May, 1976, personally came and appeared before me, the undersigned Notary Public, the subscriber hereto, of the full age of majority, who declared to me, in the presence of the undersigned competent witnesses, that, availing himself of the provisions of the Louisiana Business Corporations Law (Title 12, Chapter 1, Louisiana Revised Statutes of 1950 as revised and modified by Act 105 of 1968, Legislature of Louisiana), he does hereby organize himself, his successors and assigns, into a corporation in pursuance of that law, under and in accordance with the following articles of incorporation:


                                  ARTICLE 1.

                                     Name

         The name of this corporation is: SEAFARER OPERATORS, INC.


                                  ARTICLE 2.

                             Objects and Purposes

         The purpose or purposes for which this Corporation is organized and the nature of the business to be carried on by it are stated and declared to be as follows:


         To enter into any business lawful under the laws of the State of Louisiana, either for its own account, or for the account of others, as agent, and either as agent or principal, to enter upon or engage in any kind of business of any nature whatsoever, in which corporations organized under the Louisiana Business Corporation Law may engage, and to the extent not prohibited thereby to enter upon and engage in any kind of business of any nature whatsoever in any other state of the United States of America, any foreign nation, and any territory of any country to the extent permitted by the laws of such other state, nation or territory.


                                   ARTICLE 3.

                                    Duration

     The duration of this corporation shall be in perpetuity, or such maximum period as may be authorized by the laws of Louisiana.


                                   ARTICLE 4.

                               Authorized Capital

     The total authorized capital stock of this corporation is six thousand (6,000) shares of common voting stock having no par value.


                                   ARTICLE 5.

                            Consents of Shareholders

     Consents in writing to corporate action may be signed by the shareholders having that proportion of the total voting power which would be required to authorize or constitute such action at a meeting of shareholders.


                                   ARTICLE 6.

                                   Directors

     Unless and until otherwise provided in the by-laws all of the corporate powers of this corporation shall be vested in, and all of the business and affairs of this corporation shall be managed by, a board of not more than fifteen (15) directors. The number of directors may be increased or decreased within the limits above provided by a majority vote of the directors.

     The Board of Directors shall have authority to make and alter by-laws, including the right to make and alter by-laws fixing their qualifications, classifications, or terms of office, or fixing or increasing their compensation, subject to the power of the shareholders to change or repeal the by-laws so made.

     Any Director absent from a meeting may be represented by any other director or shareholder, who may cast the vote of the absent director according to the written instructions, general or special, of said absent director, filed with the Secretary.

                                   ARTICLE 7.

                                   Reversion

     Cash, property or share dividends, share issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares, which are not claimed by the shareholders entitled thereto within one year after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts by the corporation to pay the dividend or redemption price or deliver the certificates for the shares to such shareholders within such time, shall, at the expiration of such time, revert in full ownership to the corporation, and the corporation's obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease; provided that the board of directors


                                      -3-


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may at any time, for any reason satisfactory to it, but need not, authorize (a)
payment of the amount of any cash or property dividend or redemption price or
(b) issuance of any shares, ownership of which has reverted to the corporation pursuant to this Article 7, to the entity who or which would be entitled thereto had such reversion not occurred.

                                   ARTICLE 8.

                                  Incorporator

         The name and post office address of the incorporator is:

               Thomas F. Getten
               Suite 2211, 225 Baronne Street
               New Orleans, Louisiana 70112

         THUS DONE, READ AND SIGNED at may office in the City of New Orleans, Parish of Orleans, State of Louisiana.

WITNESSES:

/s/ MARILYN C. MALONEY
----------------------------------

/s/ [ILLEGIBLE]                            /s/ THOMAS F. GETTEN
----------------------------------         ----------------------------------
                                           Thomas F. Getten



                                /s/ [ILLEGIBLE]
                       ----------------------------------
                                 NOTARY PUBLIC

                            UNITED STATES OF AMERICA

                               STATE OF LOUISIANA

                              JAMES H. "JIM" BROWN
                               SECRETARY OF STATE

AS SECRETARY OF STATE, OF THE STATE OF LOUISIANA, I DO HEREBY CERTIFY THAT

     a copy of an Amendment to the Articles of Incorporation of

                            SEAFARER OPERATORS, INC.,

     A Louisiana corporation domiciled at Houma, amending

          Article 1, changing the corporate name to SEA MAR, INC.,

     Said Amendment executed on October 31, 1980, and acknowledged on October 31, 1980,

     Was recorded in this Office on December 10, 1980, the date Amendment became effective, and filed in Record of Charters Book 332.






     IN TESTIMONY WHEREOF, I HAVE HEREUNTO SET
     MY HAND AND COUNSEL THE SEAL OF MY OFFICE
     TO BE AFFIXED AT THE CITY OF BATON ROUGE ON,

     December 10, 1980


     /s/ JIM BROWN
     SECRETARY OF STATE                                                  [SEAL]

                            UNITED STATES OF AMERICA

                               STATE OF LOUISIANA

                              JAMES H. "JIM" BROWN
                               SECRETARY OF STATE

AS SECRETARY OF STATE, OF THE STATE OF LOUISIANA, I DO HEREBY CERTIFY THAT

     a copy of an Amendment to the Articles of Incorporation of

                            SEAFARER OPERATORS, INC.,

     A Louisiana corporation domiciled at Houma, amending

          Article 1, changing the corporate name to SEA MAR, INC.,

     Said Amendment executed on October 31, 1980, and acknowledged on October 31, 1980,

     Was recorded in this Office on December 10, 1980, the date Amendment became effective, and filed in Record of Charters Book 332.






     IN TESTIMONY WHEREOF, I HAVE HEREUNTO SET
     MY HAND AND COUNSEL THE SEAL OF MY OFFICE
     TO BE AFFIXED AT THE CITY OF BATON ROUGE ON,

     December 10, 1980


     /s/ JIM BROWN
     SECRETARY OF STATE                                                  [SEAL]

                             ARTICLES OF AMENDMENT
                                     to the
                           ARTICLES OF INCORPORATION
                                       of
                            SEAFARER OPERATORS, INC.

          On October 31, 1980, the sole Shareholder of Seafarer Operators, Inc., a Louisiana corporation, by unanimous written consent of the holder of all of the outstanding shares of common stock of Seafarer Operators, Inc. entitled to vote, amended Article 1 of its Articles of Incorporation to read:

                                  "ARTICLE 1.
                                      Name
          The name of this Corporation is:  Sea Mar, Inc."

          These Articles of Amendment are dated October 31, 1980.

                                                 SEAFARER OPERATORS, INC.
                                                 (Now Sea Mar, Inc.)



                                                 By AL A. GONSOULIN
                                                   ---------------------------
                                                   Al A. Gonsoulin, President



                                                 By SUSAN B. GONSOULIN
                                                   -----------------------------
                                                   Susan B. Gonsoulin, Secretary

                                 ACKNOWLEDGMENT

STATE OF LOUISIANA

PARISH OF TERREBONNE

          Before me, the undersigned authority, personally came and appeared Al
A. Gonsoulin and Susan B. Gonsoulin, to me known to be the President and Secretary, respectively, of Seafarer Operators, Inc. (now Sea Mar, Inc.), and the persons who executed the foregoing instrument in such capacities, and who, being duly sworn, acknowledged in my presence and in the presence of the undersigned witnesses that they were authorized to and did execute the foregoing instrument in such capacities for the said Corporation, as its and their free act and deed.

                       UNANIMOUS CONSENT OF SHAREHOLDERS
                                       OF
                            SEAFARER OPERATORS, INC.

                    -----------------------------------------

         The undersigned, being the sole Shareholder of all of the outstanding shares of Seafarer Operators, Inc. having voting power on the matters set forth herein, hereby waives any and all notice that may be required to be given with respect to a meeting of the Shareholders of this Corporation, and pursuant to
Section 76 of the Louisiana Business Corporation Law, hereby unanimously consents to the following corporate action:

         Article 1 of the Articles of Incorporation of Seafarer Operators, Inc. is hereby amended to read in its entirety as follows:

                                  "ARTICLE 1.
                                      Name

         The name of this Corporation is: Sea Mar, Inc."

         IN WITNESS WHEREOF, the undersigned Shareholder evidences his waiver of any and all notice that may have been required to be given with respect to a meeting of the Shareholders and further expressly evidences his consent to the foregoing, effective October 31, 1980.

                                  /s/  AL. A. GONSOULIN
                                ----------------------------------
                                  Al A. Gonsoulin
                                  SOLE SHAREHOLDER OF SEAFARER
                                  OPERATORS, INC. (now Sea Mar, Inc.)




                                  CERTIFICATE

         I hereby certify that the subscriber of the foregoing Unanimous Consent is the sole shareholder of Seafarer Operators, Inc. (now Sea Mar, Inc.) and is the registered holder of all of the outstanding shares of Seafarer Operators, Inc. (now Sea Mar, Inc.) having voting power on the matters set forth therein.


Date:   October 31, 1980

                                   /s/ SUSAN B. GONSOULIN
                                -----------------------------------
                                    Susan B. Gonsoulin
                                    Secretary

     IN WITNESS WHEREOF, the appearers and witnesses and I have hereunto affixed our signatures on this 31st day of October, 1980.

WITNESSES:

/s/ JULIE MARCEL                        /s/ AL A. GONSOULIN
----------------------------            ------------------------------
                                        Al A. Gonsoulin

/s/ YVETTE MILLER                       /s/ SUSAN B. GONSOULIN
----------------------------            ------------------------------


                    /s/ CAROLYN A. MCNOBLE
                    ----------------------------
                           Notary Public